Microsoft Word 11.0.0000;http://schemas.microsoft.com/office/word/2003/ wordmlurn:schemas-microsoft-com:office:smarttags013f


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Participants in and the Boards of Managers of Capital Appreciation
 Variable Account, Global Governments Variable Account,
Government Securities Variable Account, High Yield Variable Account,
 Money Market Variable Account and Total Return Variable Account and the Board of Directors of Sun Life Insurance Company of
 country-regionCanada (placecountry-regionU.S.):
In planning and performing our audits of the financial statements of Capital Appreciation Variable Account, Global Governments
Variable Account, Government Securities Variable Account, High Yield Variabl
 Account, Money Market Variable Account and Total Return
Variable Account (the "Variable Accounts") as of and for the year ended December 31, 2008, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Variable Accounts internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Variable Accounts internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Variable Accounts is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A variable accounts internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A variable accounts internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the variable account; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the variable account are being made only in accordance with authorizations of management and boards of managers of the variable accounts; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a variable accounts assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.


A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the variable accounts annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Variable Accounts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Boar
 (placecountry-regionUnited States). However, we noted no deficiencies in the Variable Accounts internal control over financial reporting and their operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of December 31, 2008.
This report is intended solely for the information and use of management and the Boards of Managers of Capital Appreciation Variable
Account, Global Governments Variable Account, Government Securities Variable Account, High Yield Variable Account, Money Market
Variable Account and Total Return Variable Account and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
DELOITTE & TOUCHE LLP

placeCityBoston, StateMassachusetts
February 19, 2009